Exhibit 10.6
CONTRIBUTION AGREEMENT
BETWEEN
LEXINGTON CORPORATE PROPERTIES TRUST
AND
LEXINGTON STRATEGIC ASSET CORP.
AND
LSAC OPERATING PARTNERSHIP L.P.
Dated as of October 6, 2005

CONTRIBUTION AGREEMENT
     THIS CONTRIBUTION AGREEMENT (“Agreement”) is made as of October 6, 2005, among LEXINGTON CORPORATE PROPERTIES TRUST, a statutory Maryland real estate investment trust (“LXP”), LEXINGTON STRATEGIC ASSET CORP., a Delaware corporation (“LSAC”), and LSAC OPERATING PARTNERSHIP L.P., a Delaware limited partnership (“LSAC OP”).
RECITALS
     WHEREAS, immediately prior to the execution of this Agreement, Lexington Real Estate Income Trust, a wholly-owned subsidiary of LXP, transferred all of its Centerpoint Manager Interests (as hereinafter defined) to LXP, and LXP is (i) the sole member of and the record and beneficial holder of all of the membership interests (the “Centerpoint Manager Interests”) in Lexington Centerpoint Manager LLC, a Delaware limited liability company (“Centerpoint Manager”), which, in turn, is the sole general partner of Lexington Centerpoint L.P., a Delaware limited partnership (the “Centerpoint Partnership”), which, in turn, is the owner of that certain real property and the improvements thereon located at 1409 Centerpoint Boulevard, Knoxville, Tennessee (the “Knoxville Property”); and (ii) the holder of 100% of the limited partnership interests (the “Centerpoint Partnership Interests,” and, together with the Centerpoint Manager Interests, the “Centerpoint Interests”) in the Centerpoint Partnership, which entitles it to 100% of the capital, profits and losses of the Centerpoint Partnership;
     WHEREAS, immediately prior to the execution of this Agreement, Lexington Real Estate Income Trust, a wholly-owned subsidiary of LXP, transferred all of its Jacksonville Manager Interests (as hereinafter defined) to LXP, and LXP is (i) the sole member of and the record and beneficial holder of all of the membership interests (the “Jacksonville Manager Interests”) in Lexington Jacksonville Manager LLC, a Delaware limited liability company (“Jacksonville Manager”), which, in turn, is the sole general partner of Lexington Jacksonville L.P., a Delaware limited partnership (the “Jacksonville Partnership”), which, in turn, is the owner of that certain real property and the improvements thereon located at 2310 Village Square Parkway, Jacksonville, Florida (the “Jacksonville Property”); and (ii) the holder of 100% of the limited partnership interests (the “Jacksonville Partnership Interests,” and, together with the Jacksonville Manager Interests, the “Jacksonville Interests”) in the Jacksonville Partnership, which entitles it to 100% of the capital, profits and losses of the Jacksonville Partnership;
     WHEREAS, immediately prior to the execution of this Agreement, Lexington Real Estate Income Trust, a wholly-owned subsidiary of LXP, transferred all of its Tulsa Manager Interests (as hereinafter defined) to LXP, and LXP is (i) the sole member of and the record and beneficial holder of all of the membership interests (the “Tulsa Manager Interests”) in Lexington Tulsa Manager LLC, a Delaware limited liability company (“Tulsa Manager”), which, in turn, is the sole general partner of Lexington Tulsa L.P., a Delaware limited partnership (the “Tulsa Partnership”), which, in turn, is the owner of that certain real property and the improvements thereon located at 4848 129th Street, Tulsa, Oklahoma (the “Tulsa Property”); and (ii) the holder of 100% of the limited partnership interests (the “Tulsa Partnership Interests,” and, together with the Tulsa Manager Interests, the “Tulsa Interests”) in the Tulsa Partnership, which entitles it to 100% of the capital, profits and losses of the Tulsa Partnership;
     WHEREAS, immediately prior to the execution of this Agreement, Lexington Real Estate Income Trust, a wholly-owned subsidiary of LXP, transferred all of its Lavonia Manager Interests (as hereinafter defined) to LXP, and LXP is (i) the sole member of and the record and beneficial holder of all of the membership interests (the “Lavonia Manager Interests”) in Lexington Lavonia TI Manager LLC, a Delaware limited liability company (“Lavonia Manager”), which, in turn, is the sole general partner of Lexington Lavonia TI L.P., a Delaware limited partnership (the “Lavonia Partnership”), which, in turn, is the ground lessee of that certain real property and the improvements thereon located at 359 Gateway Drive, Lavonia, Georgia (the “Lavonia Property”); and (ii) the holder of 100% of the limited partnership interests (the “Lavonia Partnership Interests,” and, together with the Lavonia Manager Interests, the “Lavonia Interests”) in the Lavonia Partnership, which entitles it to 100% of the capital, profits and losses of the Lavonia Partnership;
     WHEREAS, LSAC OP is an indirect, wholly-owned subsidiary of LSAC;
     WHEREAS, in connection with the offering on the date hereof of shares by LSAC to certain investors (the “Offering”), LXP wishes to contribute all of its right, title and interests in the Interests to LSAC in exchange for stock in LSAC, in accordance with the terms and conditions of this Agreement; and
     WHEREAS, LSAC wishes to accept and receive LXP’s right, title and interest in the Interests in accordance with the terms and conditions of this Agreement; and
     WHEREAS, LSAC wishes to contribute in exchange for limited partnership interests in LSAC OP, and LSAC OP wishes to accept and receive, such rights, titles and interests in accordance with the terms and conditions of this Agreement.
     NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
     1.1 Definitions. In addition to the terms defined in this Agreement, the following terms shall have the meanings set forth herein:
          “Business Day” means any day of the year other than Saturday, Sunday or any other day on which banks located in New York, New York generally are closed for business.
          “Closing” shall have the meaning set forth in Section 5.1.
          “Contributed Assets” means the Interests.

          “Contribution” means the contribution of the Contributed Assets by LXP to LSAC, and by LSAC to LSAC OP, in accordance with the terms and conditions of this Agreement.
          “Contribution Date” means the date that the Contribution occurs pursuant hereto.
          “Contribution Value” with respect to each Contributed Asset means the value of the Subject Property, as determined by the Parties, and shown on Schedule 1.
          “Endorsements” means the following endorsements (if available in the jurisdiction in which the Property is located): (i) owner’s comprehensive endorsement; (ii) location endorsement; (iii) zoning endorsement; (iv) legal lot endorsement; (v) separate tax lot endorsement; (vi) street access endorsement; (vii) survey endorsement; (viii) deletion of creditor’s rights exclusion; (ix) encroachment endorsement, if applicable; (x) restrictions endorsement, if applicable; (xi) fairway endorsement, if applicable; (xii) non-imputation endorsement, if applicable; and (xiii) such other endorsements as agreed by the Parties.
          “Improvements” shall have the meaning set forth in the definition of “Real Property” below.
          “Intangible Property” means, as to a Property, all intangible property owned by the Owner and used in connection with the Real Property or the Personal Property including, without limitation, all of the Owner’s right, title and interest in and to all: licenses; approvals; applications and permits issued or approved by any governmental authority and relating to the use, operation, ownership, occupancy and/or maintenance of the Real Property or the Personal Property; Service Contracts; utility arrangements; indemnities; claims against third parties; plans; drawings; specifications; surveys; maps; engineering reports and other technical descriptions; books and records; insurance proceeds and condemnation awards; and all other intangible rights used in connection with or relating to the Real Property or the Personal Property, including rights, if any to current and past names of the Real Property.
          “Interests” means, collectively, the Centerpoint Interests, the Jacksonville Interests, the Tulsa Interests and the Lavonia Interests.
          “Leases” means, as to a Property, all leases within the Improvements.
          “Loan” means a loan secured by a mortgage or deed of trust encumbering a Property, as shown on Schedule 1.
          “Loan Documents” means the documents and instruments evidencing and securing a Loan.
          “LXP’s Equity” with respect to a Contributed Asset means the amount by which the Contribution Value of the Subject Property exceeds the sum of (1) the Loans encumbering the Subject Property, as shown on Schedule 1, and (2) all closing costs, net prorations and adjustments charged against LXP pursuant to this Agreement, as shown on Schedule 1 and as calculated as set forth in the attachment thereto. LXP’s Equity with respect to each Contributed Asset, as determined by the Parties, is shown on Schedule 1.

          “Manager” means (i) with respect to the Centerpoint Partnership, the Centerpoint Manager, (ii) with respect to the Jacksonville Partnership, the Jacksonville Manager, (iii) with respect to the Tulsa Partnership, the Tulsa Manager, and (iv) with respect to the Lavonia Partnership, the Lavonia Manager.
          “Owner” means (i) with respect to the Knoxville Property, the Centerpoint Partnership, (ii) with respect to the Jacksonville Property, the Jacksonville Partnership, (iii) with respect to the Tulsa Property, the Tulsa Partnership, and (iv) with respect to the Lavonia Property, the Lavonia Partnership.
          “Partnership” or “Partnerships” means, individually or collectively, as the case may be, the Centerpoint Partnership, the Jacksonville Partnership, the Tulsa Partnership, and the Lavonia Partnership.
          “Party” or “Parties” means, individually or collectively, as the case may be, LXP, LSAC and LSAC OP, and their respective permitted successors and assigns.
          “Permitted Exceptions” are such exceptions to title to a Property as may be approved by the Parties, which shall be the only exceptions to title shown in a Title Policy.
          “Person” means any individual, corporation, partnership or other entity.
          “Personal Property” means, as to each Property, all tangible property owned by the Owner now or on the Closing Date and used in conjunction with the operation, maintenance, ownership and/or occupancy of the Real Property including without limitation: furniture; furnishings; art work; sculptures; paintings; office equipment and supplies; landscaping; plants; lawn equipment; and whether stored on or off the Real Property, tools and supplies, maintenance equipment, materials and supplies used in the operation of the Real Property, shelving and partitions, and any construction and finish materials and supplies not incorporated into the Improvements and held for repairs and replacements thereto, wherever located.
          “Property” means for each property described on Schedule 1, the Real Property, Leases, Personal Property and Intangible Property related to it.
          “Real Property” means, as to each Property, the real property described in the applicable Title Policy, together with all rights, privileges, hereditaments and interests appurtenant thereto, including, without limitation: any water and mineral rights, development rights, air rights, easements, and any and all rights of the Owner in and to any streets, alleys, passages and other rights of way; and all buildings and other improvements located on or affixed to such real property and all replacements and additions thereto (collectively, “Improvements”).
          “Schedule 1” means Schedule 1 attached hereto, and any amendment or supplement thereto, or restatement thereof.
          “Service Contracts” means, as to each Property, all management, service, supply, equipment rental, and other contracts related to the operation, improvement or repair of the Real Property or the Personal Property.

          “Subject Property” means the related Property to any of the Interests which is being contributed in accordance with the terms and conditions of this Agreement.
          “Tenant Estoppels” means estoppel certificates from tenants of a Property or Properties, substantially in the form of Exhibit B attached hereto or in such other form as may be attached to the Leases.
          “Title Company” means such title company or companies as may be mutually approved by the parties.
          “Title Policy” means an ALTA Owner’s Policy (1992) of title insurance, with extended coverage, issued by the Title Company as of the Closing Date, in the amount of the Contribution Value, containing the Endorsements, insuring that the Owner is the owner of fee simple title to the Property, subject only to the Permitted Exceptions.
ARTICLE 2
CONTRIBUTION
     2.1 Contribution. On and effective as of the date hereof, subject to the terms and conditions of this Agreement, (a) LXP shall transfer, assign and convey the Contributed Assets to LSAC, and LSAC shall contribute the same to LSAC OP by executing and delivering an Assignment Agreement in the form attached as Exhibit A hereto (the “Assignment Agreement”) for each Contributed Asset to LSAC OP as the ultimate Assignee; and (b) LXP and LSAC shall cause (i) each Manager to amend its limited liability company agreement to reflect LSAC OP as the sole owner of Manager, and (ii) each Owner to amend its limited partnership agreement to reflect LSAC OP as the holder of 100% of the limited partnership interests.
     2.2 Contribution Consideration. The total consideration (the “Contribution Consideration”) for which LXP agrees to contribute and transfer the Contributed Assets to LSAC, and which LSAC agrees to deliver to LXP, subject to the terms and conditions of this Agreement, shall be 3,319,600 shares of common stock, par value $0.0001 per share, of LSAC (the “LSAC Shares”), delivered in accordance with the Assignment Agreements. The certificates evidencing the LSAC Shares will bear appropriate legends indicating the LSAC Shares have not been registered under the Securities Act of 1933, as amended.
     2.3 Intentionally Omitted.
     2.4 Federal Income Tax Treatment of the Contribution. For Federal income tax purposes, the parties intend and acknowledge that (a) the Contribution from LXP to LSAC of the Interests, in exchange for the LSAC Shares, is hereby made as a part of and in connection with the Offering and constitutes a binding commitment upon LXP and LSAC; (b) such Contribution from LXP to LSAC shall be treated as a tax-free contribution by LXP of the Interests to LSAC pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”); and (c) the Contribution by LSAC of such Interests to LSAC OP, in exchange for limited partnership interests in LSAC OP, shall be treated as a tax-free contribution pursuant to Section 721 of the Code. The Parties will not take any position or action that is inconsistent with such characterizations in any audit, administrative proceeding, litigation or otherwise and will not take any action that reasonably could be expected to cause Sections 351 or 721 of the Code, as the case may be, not to apply.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of LXP. As of the date of Closing, LXP hereby represents and warrants as follows to LSAC and LSAC OP with respect to itself, each Owner, each Manager and each Subject Property, as applicable. Such representations and warranties shall be deemed remade as of the Contribution Date by LXP with respect to itself, each Owner, each Manager and each Subject Property, as applicable.
     (a) Due Organization. Each of LXP, each Owner and each Manager has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and is qualified to do business and in good standing in all jurisdictions where such qualification is necessary to carry on its business as now conducted. True, correct and complete copies of the constituent documents of LXP, each Owner and each Manager have been furnished to LSAC.
     (b) Due Authorization. LXP has full power and authority to own and assign the Contributed Assets and to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by LXP of this Agreement has been duly and validly approved by all necessary trust action and no other actions or proceedings on the part of LXP are necessary to authorize this Agreement or the transactions contemplated hereby and thereby. No consent, waiver, approval, or authorization of, or filing, registration, or qualification with, or notice to, any governmental instrumentality or any Person (including without limitation, its partners) is required to be made, obtained, or given by LXP or by an Owner or a Manager in connection with the execution, delivery, and performance of this Agreement and the contribution of the Contributed Assets or, if required, such consent or action has been obtained or taken. Without limiting the generality of the foregoing, the performance of this Agreement by LXP will not require the consent of the holder of any lien encumbering the Subject Property, or, if required, such consent has been obtained. LXP has duly and validly executed and delivered this Agreement. This Agreement constitutes, and the documents executed pursuant to this Agreement when executed will constitute, legal, valid and binding obligations of LXP, enforceable against LXP in accordance with their respective terms.
     (c) Conflicts. The execution and delivery of this Agreement, and the performance by LXP under this Agreement, do not and will not conflict with or result in a breach of (with or without the passage of time or notice or both) the terms of any of LXP’s constituent documents, any judgment, order or decree of any governmental authority binding on LXP, and, to LXP’s knowledge, do not breach or violate any applicable law, rule or regulation of any governmental authority. The execution, delivery and performance by LXP under this Agreement will not result in a breach or violation of (with or without the passage of time or notice or both) the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which LXP, any Owner or any Manager is a party or by which LXP, any Owner or any Manager is bound or to which any of the Contributed

Assets or the Subject Properties are subject. Neither LXP, any Owner or any Manager has granted any rights, options, rights of first refusal, or any other agreements of any kind, which are currently in effect, to purchase or to otherwise acquire the Contributed Assets and/or the Subject Properties or any part thereof or any interest therein, except for rights under this Agreement or any rights which constitute Permitted Exceptions.
     (d) Contributed Assets. With respect to any Interest constituting a Contributed Asset being contributed by LXP, LXP holds title to such Interest free and clear of any liens, claims or other encumbrances. LXP holds, either directly or indirectly, one hundred percent (100%) of the ownership interest in the applicable Owner. LXP has not, directly or indirectly, sold, conveyed, transferred, given, pledged, mortgaged or otherwise disposed of, encumbered or granted in any manner any interest in such Owner; there are no outstanding warrants, options, rights, agreements, calls or other commitments to which LXP (directly or indirectly) or such Owner is a party relating to or providing for the sale, conveyance, transfer, gift, pledge, mortgage or other disposition, encumbrance or granting of, or permitting any Person to acquire any direct or indirect interest in, such Owner. LXP has the absolute right, power and capacity, to sell, assign, convey, transfer and deliver the Interest as contemplated by this Agreement, free and clear of any liens, claims or other encumbrances. Any such Owner is the sole owner of the applicable Subject Property, does not now own and has not at any time previously owned any assets or property other than the Subject Property, and has engaged in no business other than the ownership of the Subject Property.
     (e) Litigation. Except as disclosed in writing to LSAC, to LXP’s knowledge, there is no action, suit or proceeding pending or threatened against its Contributed Assets or any Owner, Manager or Subject Property which, if adversely determined, would have a material adverse effect on the financial condition or results of operations of the Contributed Assets or the Subject Properties, or which challenges or impairs LXP’s ability to execute, deliver or perform under this Agreement or to assign the Contributed Assets, or to consummate the transaction as contemplated herein.
     (f) Contractors and Suppliers. Except as disclosed in the Title Policy, to LXP’s knowledge, all contractors, subcontractors, suppliers, architects, engineers and others who have performed services or labor or supplied material in connection with the acquisition, development, ownership or management of the Subject Properties, other than those incurred in the ordinary course of business for the accounts payable period immediately prior to Closing and those engaged directly by tenants, have been paid in full.
     (g) Leases. LXP has furnished to the LSAC true, correct and complete copies of all of the Leases affecting the Subject Properties including all amendments and guarantees. Except as disclosed in writing to LSAC, to LXP’s knowledge, no written notice has been given or received by the landlord under such Leases with respect to any material default under the Leases which remains uncured. Except as disclosed in writing to LSAC, to LXP’s knowledge, all of the landlord’s obligations to construct tenant improvements or reimburse the tenants for tenant improvements under the Leases have been paid and performed in full and all concessions from the landlord under the Leases have been paid and performed in full.

     (h) Operating Statements. LXP has furnished to LSAC current pro forma operating statements with respect to the Subject Properties. Except as disclosed in writing to LSAC, to LXP’s knowledge, there are no liabilities of the Owners or the Subject Properties (including, but not limited to, liabilities for taxes relating to any period prior to the date hereof, other than real estate taxes not yet due and payable), other than (i) any Loan (if applicable), (ii) obligations, duties and responsibilities under the Leases, (iii) obligations, duties and responsibilities under items constituting Permitted Exceptions, (iv) trade payables in the ordinary course and (v) obligations, duties and responsibilities under applicable laws.
     (i) Legal Compliance. Except as disclosed in writing to LSAC, to LXP’s knowledge, neither the Subject Properties nor the current use thereof violates in any material respect any governmental law or regulation or any covenants or restrictions encumbering the Subject Properties. Except as disclosed in writing to LSAC, to LXP’s knowledge, no notice of violation or alleged violation of any laws, rules, regulations or codes, with respect to the Subject Properties has been issued which has not been corrected to the satisfaction of the issuer of the notice.
     (j) Environmental. Except as disclosed in the Phase I environmental reports, if any, pertaining to a Subject Property received by LXP, a copy of which has been furnished to LSAC, LXP has no knowledge of any violation of Environmental Laws related to the Subject Property or the presence or release of Hazardous Materials on or from the Subject Property in violation of law. Except as disclosed in writing to LSAC, to LXP’s knowledge, no Owner of the Subject Property, tenant or other Person has, manufactured, introduced, released or discharged from or onto the Subject Property any Hazardous Materials or any toxic wastes, substances or materials (including, without limitation, asbestos), in violation of any Environmental Laws. The term “Environmental Laws” includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement or such later date as of which this representation is effective pursuant to the terms hereof, together with their implementing regulations and guidelines as of the date of this Agreement or such later date as of which this representation is effective pursuant to the terms hereof, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term “Hazardous Materials” includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.
     (k) Disclosure. Other than this Agreement, the documents delivered in connection with any contribution of the Contributed Assets pursuant hereto, the Permitted Exceptions, the Leases and such other contracts and agreements disclosed to LSAC, to LXP’s knowledge, there are no material contracts or agreements of any kind relating to the Contributed Assets or the Subject Properties to which LSAC or LSAC OP or the Owner or their agents would be bound after Closing.
     (l) Loan. The payments due under or with respect to each Loan are current; and to LXP’s knowledge, there exist no outstanding and uncured defaults under the Loan Documents and no notices of default have been received from the holders of each Loan which remain outstanding and uncured.
     3.2 Representations and Warranties of LSAC. As of the date of Closing, LSAC hereby represents and warrants as follows to LXP with respect to itself. Such representations and warranties shall be deemed remade as of the Contribution Date by LSAC with respect to itself.
     (a) Due Organization. LSAC has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and is qualified to do business and in good standing in all jurisdictions where such qualification is necessary to carry on its business as now conducted. True, correct and complete copies of the constituent documents of LSAC have been furnished to LXP.
     (b) Due Authorization. LSAC has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by LSAC of this Agreement has been duly and validly approved by all necessary trust action and no other actions or proceedings on the part of LSAC are necessary to authorize this Agreement or the transactions contemplated hereby and thereby. No consent, waiver, approval, or authorization of, or filing, registration, or qualification with, or notice to, any governmental instrumentality or any Person (including without limitation, its partners) is required to be made, obtained, or given by LSAC in connection with the execution, delivery, and performance of this Agreement or, if required, such consent or action has been obtained or taken. This Agreement constitutes, and the documents executed pursuant to this Agreement when executed will constitute, legal, valid and binding obligations of LSAC, enforceable against LSAC in accordance with their respective terms.
     (c) Conflicts. The execution and delivery of this Agreement, and the performance by LSAC under this Agreement, do not and will not conflict with or result in a breach of (with or without the passage of time or notice or both) the terms of any of LSAC’s constituent documents, any judgment, order or decree of any governmental authority binding on LSAC, and, to LSAC’s knowledge, do not breach or violate any applicable law, rule or regulation of any governmental authority. The execution, delivery and performance by LSAC under this Agreement will not result in a breach or violation of (with or without the passage of time or notice or both) the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which LSAC is a party or by which LSAC is bound.
     (d) LSAC Shares. The LSAC Shares to be issued to LXP will be duly authorized and issued by LSAC, fully paid and non-assessable, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever.
     3.3 Representations and Warranties of LSAC OP. As of the date of Closing, LSAC OP hereby represents and warrants as follows to LXP with respect to itself. Such representations and warranties shall be deemed remade as of the Contribution Date by LSAC OP with respect to itself.

     (a) Due Organization. LSAC OP has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and is qualified to do business and in good standing in all jurisdictions where such qualification is necessary to carry on its business as now conducted. True, correct and complete copies of the constituent documents of LSAC OP have been furnished to LXP.
     (b) Due Authorization. LSAC OP has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by LSAC OP of this Agreement has been duly and validly approved by all necessary trust action and no other actions or proceedings on the part of LSAC OP are necessary to authorize this Agreement or the transactions contemplated hereby and thereby. No consent, waiver, approval, or authorization of, or filing, registration, or qualification with, or notice to, any governmental instrumentality or any Person (including without limitation, its partners) is required to be made, obtained, or given by LSAC OP in connection with the execution, delivery, and performance of this Agreement or, if required, such consent or action has been obtained or taken. This Agreement constitutes, and the documents executed pursuant to this Agreement when executed will constitute, legal, valid and binding obligations of LSAC OP, enforceable against LSAC OP in accordance with their respective terms.
     (c) Conflicts. The execution and delivery of this Agreement, and the performance by LSAC OP under this Agreement, do not and will not conflict with or result in a breach of (with or without the passage of time or notice or both) the terms of any of LSAC OP’s constituent documents, any judgment, order or decree of any governmental authority binding on LSAC OP, and, to LSAC OP’s knowledge, do not breach or violate any applicable law, rule or regulation of any governmental authority. The execution, delivery and performance by LSAC OP under this Agreement will not result in a breach or violation of (with or without the passage of time or notice or both) the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which LSAC OP is a party or by which LSAC OP is bound.
ARTICLE 4
CONDITIONS PRECEDENT
     The obligation of LSAC to consummate the Closing is subject to the satisfaction or waiver of each of the following conditions:
     4.1 Representations and Warranties. The representations and warranties made by LXP in Article 3 of this Agreement shall be true and correct on the Closing Date.
     4.2 Compliance with Agreements and Covenants. LXP shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date or any subsequent Contribution Date, if applicable.
     4.3 Leases. As of Closing: with respect to each Contributed Asset, (i) current Tenant Estoppels for all Leases, disclosing no matters reasonably objectionable to LSAC, have been delivered to LSAC; (ii) the Leases shall be in full force and effect and no monetary or material nonmonetary default or claim by landlord or tenant shall have arisen under any Leases that was not specifically disclosed in writing to LSAC; and (iii) no tenant shall have initiated or had initiated against it any insolvency, bankruptcy, receivership or other similar proceeding.
     4.4 Title. At Closing, the Title Company shall deliver a Title Policy with respect to the Subject Property or Properties as of the date and time of the recording of the Deed(s) (defined herein), or the delivery of the Assignment(s) of Interest (as defined herein). If mutually agreed to by the Parties, in the case of an Assignment of Interest, the existing Title Policy may satisfy this condition, so long as the Title Company issues fairway and non-imputation endorsements thereto as of the Closing in form satisfactory to the Parties.
     4.5 Loan. Any required consent from the holder of a Loan to any Contribution of the Contributed Asset shall have been obtained, and the Loan Documents modified in such form and substance as agreed by the Parties.
     4.6 Completion of Securities Offering. The closing of the sale of shares of LSAC common stock in transactions exempt from registration under the Securities Act of 1933, as amended, as more fully described in LSAC’s offering memorandum, dated October 6, 2005, shall have been completed.
     4.7 Other Conditions. All other conditions to such Party’s obligations set forth in this Agreement have been satisfied as of the dates required.
ARTICLE 5
CLOSING
     5.1 Closing. The consummation of the Contribution and the other transactions contemplated to occur simultaneously therewith (the “Closing”) shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, or through an escrow with the Title Company, concurrently with the execution of this Agreement (such date being the “Closing Date”). Upon completion of the deliveries hereunder and satisfaction of the other conditions to Closing herein set forth, the Parties shall direct the Title Company to make such deliveries and disbursements according to the terms of this Agreement and under a joint escrow instruction letter approved by the Parties.
     5.2 Deliveries by Parties. At the Closing, in addition to any other documents or agreements required under any other provision of this Agreement, each Party shall make or cause to be made the following deliveries and performance:
     (a) Assignment Agreements. Assignment Agreements executed and acknowledged by LXP, assigning the Interests to LSAC OP, together with any filings required in the jurisdiction in which the entity to which such Interests relates is organized;
     (b) LSAC Shares. One or more stock certificates representing the LSAC shares, registered in LXP’s name;

     (c) Loan Modification Documents. Any documents, executed and acknowledged by the holder of the Loan and the other parties thereto, modifying the Loan Documents, as contemplated by Section 4.5 above;
     (d) Payment of Obligations Not Assumed. Payment or provision for the payment in manner reasonably satisfactory to LSAC of all obligations of LXP or the Owners, not specifically assumed or paid pursuant to this Agreement as described in the definition of LXP’s Equity;
     (e) Certificate. A certificate from each Party that its representations and warranties in Article 3 are true and correct;
     (f) Notice to Tenants. A notice to each tenant of such Property in form reasonably satisfactory to the other Party;
     (g) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property or assignments of ownership interests;
     (h) Authority. Evidence of the existence, organization and authority of such Party and of the authority of the persons executing documents on behalf of such Party, reasonably satisfactory to the Title Company and the other Party;
     (i) Possession. Possession of a Subject Property, subject only to tenants in possession under Leases and the other applicable Permitted Exceptions;
     5.3 Closing Costs. Premiums for the Title Policy, costs of surveys and UCC Searches, transfer taxes, recording fees, loan assumption or transfer fees, escrow fees and other closing costs shall be paid by LSAC; provided, however, that each Party shall pay its own legal fees incurred with this Agreement.
     5.4 Prorations and Adjustments. Attached to Schedule 1 is a calculation of prorations and other adjustments taken into account in determining LXP’s Equity with respect to each Contributed Asset. It is understood and agreed by the Parties that as of the Closing Date (or subsequent Contribution Date), some of the prorations and their adjustments may be based upon estimates. The Parties agree to reprorate and readjust such items on a fair and equitable basis as soon as invoices or other bills are available and after final reconciliation with tenants, with final adjustment to be made as soon as reasonably possible after the Closing, to the effect that the income and expenses are received and paid on an accrual basis by LXP and LSAC with respect to the pre- and post-Contribution periods, respectively. Payments either from or to LXP or LSAC, as the case may be, in connection with the final adjustment shall be due within thirty (30) days after a determination of such final adjustment. To the extent delinquent rents are received after a Contribution, they shall be applied to current rents due and then to arrearages in the reverse order in which they were due, remitting to LXP any rent properly allocated to the pre-Contribution period.

ARTICLE 6
INDEMNIFICATION
     6.1 LXP’s Indemnity. LXP agrees to indemnify, defend and hold LSAC harmless of and from any liability, claim, demand, loss, expense or damage (collectively, “loss”) suffered by any such indemnitee (1) arising from any act or omission of, or any breach of obligations by, LXP or an agent, employee or contractor of LXP, occurring during LXP’s period of ownership before the Closing; or (2) arising from any breach or inaccuracy of LXP’s representations and warranties in Article 3. Notwithstanding anything in the foregoing to the contrary, the amount of losses so indemnified by LXP, in the aggregate, shall not exceed one percent (1%) of the total Contribution Values of Contributed Assets contributed by LXP.
     6.2 LSAC’s Indemnity. LSAC agrees to indemnify, defend and hold LXP harmless of and from any liability, claim, demand, loss, expense or damage (collectively, “loss”) suffered by any such indemnitee arising from any breach or inaccuracy of LSAC’s representations and warranties in Article 3. In addition, LSAC agrees to indemnify, defend and hold LXP harmless of and from any loss related to a guarantee or non-recourse carve out of liability in connection with the financing of any Property contributed hereunder.
     6.3 LSAC OP’s Indemnity. LSAC OP agrees to indemnify, defend and hold LXP harmless of and from any liability, claim, demand, loss, expense or damage (collectively, “loss”) suffered by any such indemnitee arising from any breach or inaccuracy of LSAC OP’s representations and warranties in Article 3. In addition, LSAC OP agrees to indemnify, defend and hold LXP harmless of and from any loss related to a guarantee or non-recourse carve out of liability in connection with the financing of any Property contributed hereunder.
     6.4 Survival. The indemnities set forth in this Article 6 shall survive the Closing for a period of one (1) year (or, in the event a claim is made by any indemnitee within such one (1) year period, until such claim is resolved, if later).
     6.5 Procedure. The following provisions govern all actions for indemnity under this Article 5 and any other provision of this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity. If an indemnitee settles a claim without the before written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.
ARTICLE 7
MISCELLANEOUS
     7.1 Survival. The representations and warranties contained in this Agreement and the provisions of this Agreement that contemplate performance after the Closing shall survive the Closing for a period of one (1) year after the Closing Date and shall not be deemed to be merged into or waived by the instruments of the Closing, and a Party shall have the right to bring an action thereon only if it has given the warrantor written notice of such claim within such one (1) year period in accordance with the provisions of Section 7.6.
     7.2 Additional Actions and Documents. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.
     7.3 Entire Agreement; Amendment. This Agreement, including the Exhibits and other documents referred to herein or furnished pursuant hereto, constitute the entire agreement among the parties hereto with respect to the transactions contemplated herein, and supersede all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein; provided, that nothing in this Section 7.3 shall have any effect on any other agreements. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.
     7.4 Effect of Investigation. Except as otherwise expressly provided herein, any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of any Party shall not limit, qualify, modify or amend the representations, warranties or covenants of, or indemnities by, made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by such Party.
     7.5 Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by facsimile, addressed as follows:
(i)	If to LXP:

Lexington Corporate Properties Trust

One Penn Plaza, Suite 4015

New York, New York 10119-4015

Attention: Chief Executive Officer

Telephone No.: (212) 692-7200

Fax No.: (212) 594-6600

with a copy to:

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, New York 10022

Attention: Mark Schonberger, Esq.

Telephone No.: (212) 318-6859

Fax No.: (212) 230-7747

(ii)	If to LSAC:

Lexington Strategic Asset Corp.

c/o Lexington Corporate Properties Trust

One Penn Plaza, Suite 4015

New York, New York 10119-4015

Attention: Chief Executive Officer

Telephone No.: (212) 692-7200

Fax No.: (212) 594-6600

with a copy to:

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, New York 10022

Attention: Mark Schonberger, Esq.

Telephone No.: (212) 318-6859

Fax No.: (212) 230-7747

(iIi)	If to LSAC OP:

LSAC Operating Partnership L.P

c/o Lexington Corporate Properties Trust

One Penn Plaza, Suite 4015

New York, New York 10119-4015

Attention: Chief Executive Officer

Telephone No.: (212) 692-7200

Fax No.: (212) 594-6600

with a copy to:

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, New York 10022

Attention: Mark Schonberger, Esq.

Telephone No.: (212) 318-6859

Fax No.: (212) 230-7747
Notices may be given by counsel to the parties. Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be hand delivered, sent, mailed or faxed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the confirmation receipt (with respect to a facsimile), being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.
     7.6 Waivers. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other documents furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege to be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.
     7.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     7.8 Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claim or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (excluding the choice of law rules thereof) except for actions affecting title to real property, in which case the laws of the State in which the real property is located shall apply.
     7.9 Assignment. No party hereto shall assign its rights and/or obligations under this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other parties hereto.
     7.10 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto, and no provision of this Agreement shall be deemed to confer any third party benefit.
     7.11 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

     7.12 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CONTRIBUTION AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE PROVISIONS OF THIS SECTION 7.12 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.
ARTICLE 8
OTHER AGREEMENTS OF THE PARTIES
     8.1 LXP’s Recoveries. To the extent assignable, LXP hereby assigns, as of the Contribution Date, to LSAC OP any and all rights and benefits of LXP under any purchase agreements, certificates, reports, estoppel letters or similar items (collectively the “Acquisition Documents”) entered into or received by LXP in connection with the acquisition of any Subject Property. Further, LXP agrees to enforce such rights and benefits on behalf of LSAC OP and any recoveries under any of the Acquisition Documents shall be for the benefit of LSAC OP. Any such recoveries shall be paid over to LSAC OP. Notwithstanding the foregoing, if any recovery specifically relates to LXP’s period of ownership prior to the Contribution, such recovery may be retained by LXP and thereby shall be excluded from the foregoing assignment.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Real Estate Acquisition Agreement to be duly executed on their behalf as of the date first above written.

LEXINGTON CORPORATE PROPERTIES TRUST, a Maryland real estate investment trust

By:

Name:

Title:

LEXINGTON STRATEGIC ASSET CORP., a Delaware corporation

By:

Name:

Title:

LSAC OPERATING PARTNERSHIP L.P., a Delaware limited partnership

By: LSAC General Partner LLC, its general partner

By:

Name:

Title:

SCHEDULE 1

				Net Prorations
		Contribution		and Adjustments	Contributor’s	Cash
Subject Property	Contributed Asset	Value	Loans	(See Attached)	Equity	Contributions
Knoxville Property	Centerpoint Partnership Interests	$12,018,095	$7,729,800		$4,288,295	$0

Knoxville Property	Centerpoint Manager Interests	$109,143	$70,200		$38,943	$0

Jacksonville Property	Jacksonville Partnership Interests	$14,621,439	$5,804,410		$8,817,029	$0

Jacksonville Property	Jacksonville Manager Interests	$0	$0		$0	$0

Tulsa Property	Tulsa Partnership Interests	$13,189,014	$7,688,095		$5,500,919	$0

Tulsa Property	Tulsa Manager Interests	$0	$0		$0	$0

Livonia Property	Livonia Partnership Interests	14,551,000	$0		$14,551,000	$0

Livonia Property	Livonia Manager Interests	$0	$0		$0	$0

EXHIBIT B
ESTOPPEL CERTIFICATE
TO: [LSAC Operating Partnership L.P.]
                          (“Tenant”) does hereby certify as follows:
     1. The Tenant is the tenant under that certain lease agreement (the “Lease Agreement”) dated                                           , between                                             as landlord (“Landlord”) and Tenant.
     2. Attached hereto as Exhibit A is a true, correct, and complete copy of the Lease Agreement and all amendments and modifications thereto, if any (collectively, “The Lease”). The Lease is presently in full force and effect. There are no understandings, contracts, agreements or commitments of any kind whatsoever with respect to the Lease except as expressly provided in the Lease.
     3. The lease term has commenced and full rental is now accruing thereunder. The Lease is for a total term of                                          (___) years beginning                     , 20___, and ending                     , 20___, with                      (___) options to extend for                              (                    ) years each, unless sooner terminated or extended pursuant to the provisions of the Lease.
     4. The Tenant has accepted possession of the leased premises under the Lease, and all improvements required by the Lease to be made by the Landlord have been completed to the satisfaction of the Tenant, and there is no construction completed, ongoing, or planned for which Landlord is obligated to reimburse Tenant. The Tenant presently occupies                                                                                  [street address], comprising                      [total square feet] square feet of space, and is paying $                     [rental amount] per ___as rental to Landlord under the Lease. The estimated additional rent payable pursuant to the Lease on account of real estate taxes, insurance, common area maintenance expenses and operating expenses in the amount of $                      has been paid through and including                     , 19___. [Tenant pays Tenant’s proportionate share of the increase in property taxes and insurance over the base year/amount                     . Tenant pays Tenant’s full proportionate share of the common area expenses.] OR [Tenant pays Tenant’s full proportionate share of the property taxes, insurance, and common area expenses.] (Select the appropriate expense reimbursement language.)
     5. Landlord is not in any respect in default in the performance of the terms and provisions of the Lease, nor to Tenant’s knowledge, is there now any fact or condition which, with notice or lapse of time or both, will become such a default. Tenant is not in any respect in default of the Lease (nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default).

     6. No rent under the Lease has been paid more than thirty (30) days in advance of its due date and there are no defenses, offsets, counterclaims or credits against rents or other charges due or to become due under the Lease.
     7. Tenant has paid to Landlord $                     as a security deposit under the Lease. To Tenant’s knowledge, no portion of the security deposit has been applied by Landlord to any obligation under the Lease.
     8. Except as stated otherwise herein, Tenant does not have any right to renew or extend the term of the Lease, nor does Tenant have any option or preferential right to purchase all or any part of the leased premises or all or any part of the building and premises of which the leased premises are a part, nor any right, title or interest with respect to the leased premises other than as Tenant under the Lease.
     9. Tenant has not subleased any portion of the leased premises or assigned, transferred or hypothecated its interest in the Lease.
     The foregoing provisions may be relied on by and shall inure to the benefit of the addressees set forth above and their successors, assigns, grantees and mortgagees and shall be binding upon the undersigned and its successors and assigns.
     DATED:                                        , 20___.

[TENANT NAME]

By

Name

Title